Exhibit (a)(1)(iii)(b)

Form of Letter of Transmittal for Clients of Merrill Lynch Financial Advisors

LETTER OF TRANSMITTAL

Regarding Class A Units and Class I Units of

CPG CARLYLE COMMITMENTS FUND, LLC

Tendered Pursuant to the Offer to Purchase Dated February 1, 2023

If you do not wish to sell any of your Units, please disregard this Letter of Transmittal.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY ON WEDNESDAY, MARCH 1, 2023, AT 12:00 MIDNIGHT, NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Should you wish to tender some or all of your units of beneficial interest of CPG Carlyle Commitments Fund, LLC for repurchase by the Fund, please contact your financial advisor, who will enter the order and provide you with a customized Tender Offer Form for your account. Included with this Letter of Transmittal is a sample Tender Offer Form, which is for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your financial advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to CPG Carlyle Commitments Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), some of all of the units of beneficial interest of the Fund ("Units") held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated February 1, 2023 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned's Units will be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the undersigned's financial advisor, who must submit the form and simultaneously enter a trade order into the AI Platform for processing by 12:00 midnight, New York Time, on March 1, 2023.

Cash payments of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds directly to Merrill Lynch, Pierce, Fenner & Smith, Inc., which will facilitate the distribution of proceeds into the undersigned's brokerage account.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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